Exhibit 99.1

June 5, 2009

Dear Investor:

We are aware that you may have received an unsolicited “mini-tender” offer being made by Peachtree Partners (“Peachtree”) to purchase up to a 4.9% interest in Behringer Harvard Mid-Term Value Enhancement Fund I LP (the “Fund”) for a price of $3.00 per unit less any distributions paid from the date of Peachtree’s offer and less a $150 charge per tendering investor.

Mini-tender offers are third-party offers to purchase less than 5% of an entity’s outstanding securities, thereby avoiding many of the filing, disclosure and procedural requirements established by the U.S. Securities and Exchange Commission (“SEC”) to protect investors from certain abuses that may occur in a tender offer. The SEC has warned that mini-tender offers “have been increasingly used to catch investors off guard.”1

Peachtree’s mini-tender offer is titled as a “Repurchase Agreement” and an “Offer to Repurchase,” which could imply that we are somehow connected with this mini-tender offer. We do not recommend or endorse Peachtree’s mini-tender offer and are not affiliated with Peachtree, the offer or the offer documentation. We recommend that investors not tender their units in the offer.

As Peachtree states in its letter, Peachtree is making this offer “intending to make a profit.”  In other words, their stated intention is to offer you less than they believe your units are worth.

As we have discussed in our public filings, we will be making an estimated valuation of our units by the end of 2009. While we have not yet undertaken an estimated valuation of our assets or of our units, nor have our general partners prepared any valuations estimates materially related to this mini-tender offer, the general partners believe that the $3.00 per unit price being offered by Peachtree is inadequate.

In addition, Peachtree does not state whether it is offering to purchase units as they are tendered on a pro rata basis or on a “first-come, first-buy basis,” which may have the effect of pressuring investors into making hasty decisions without taking adequate time to consider all of the facts relating to the mini-tender offer.

Investors are cautioned that Peachtree and its principals have made previous mini-tender offers for the securities of other companies and that, as Peachtree states in its offer, one of Peachtree’s principals suffered an action by the SEC in connection with a prior mini-tender offer, resulting in a consent decree enjoining that principal from making mini-tender offers for a public company’s securities.

We also note that, although Peachtree’s offer permits you to withdraw and rescind any acceptance of the offer within 15 days, we understand that thereafter your tender will be irrevocable, even if you have not received payment for your units at that time. Therefore, if you have accepted the Peachtree offer, we recommend that you immediately contact Peachtree to withdraw and rescind this acceptance in writing.

We have also enclosed your Q1 2009 Quarterly Summary. If you have any questions about your investment, please contact your financial advisor or call our investor services line toll-free at 866.655.3650.

Sincerely,

Robert M. Behringer	Robert S. Aisner
Chairman of Behringer Harvard Advisors I LP	Chief Executive Officer and President
& Co-General Partner	Behringer Harvard Advisors I LP

1	U.S. Securities and Exchange Commission, “Mini-Tender Offers: Tips for Investors,” http://www.sec.gov/investor/pubs/minitend.htm (modified 08/01/2007).

Enclosure

cc: Your Financial Advisor

This correspondence contains forward-looking statements relating to the business and financial outlook of Behringer Harvard Mid-Term Value Enhancement Fund I LP that are based on our current expectations, estimates, forecasts and projections, and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this correspondence. Such factors include those described in the “Risk Factors” section of the latest Annual Report on Form 10-K of Behringer Harvard Mid-Term Value Enhancement Fund I LP as filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events.